J.P. Morgan Chase & Co. 270 Park Avenue, New York, NY 10017-2070 NYSE symbol: JPM www.jpmorganchase.com

News release: IMMEDIATE RELEASE

JPMORGAN CHASE REPORTS 2002 SECOND QUARTER RESULTS

New York, July 17, 2002 – J.P. Morgan Chase & Co. (NYSE: JPM) today announced 2002 second quarter reported earnings per share, inclusive of all restructuring charges, of $0.50, compared with $0.48 in the first quarter of 2002 and $0.18 in the second quarter of 2001. Reported net income was $1,028 million in the second quarter compared to $982 million in the first quarter and $378 million one year ago.

Operating earnings per share, which exclude previously announced merger and restructuring charges, were $0.58 compared with $0.57 in the first quarter of 2002 and $0.38 in the second quarter of 2001. Operating earnings were $1,179 million in the second quarter compared to $1,150 million in the first quarter and $786 million one year ago. Operating earnings for 2001 have been increased by adding back amortization of goodwill to present 2001 results on a basis comparable to the results for 2002 which include the impact of the implementation on January 1, 2002 of SFAS 142. For a reconciliation between Operating and Reported earnings see the table on page 7.

Operating ROE for the second quarter was 11% and excluding JPMorgan Partners was 15%. The contribution of JPMorgan Partners to operating earnings per share was a loss of $0.08 in the second quarter compared to a $0.12 loss in the first quarter of 2002 and a $0.30 loss in the second quarter of 2001.

“Second quarter earnings continued to be affected by weak capital markets and remain well below the potential of this franchise,” said William B. Harrison, Jr., Chairman and Chief Executive Officer. “We are pleased with the strong results in our consumer and services businesses and the significant gains this quarter in market share across virtually all investment banking products. Our focus today is on financial discipline and delivering superior service and products to clients.”

Highlights for the second quarter of 2002

•	Retail & Middle Market Financial Services reported record operating earnings of $686 million, up 29% from the first quarter of 2002 and up 60% from the second quarter of 2001.

•	Trading revenues were down approximately 30% from both the first quarter of 2002 and the second quarter of 2001.

•	Investment banking fees increased from the first quarter reflecting market share gains, particularly in equity underwriting.

•	Treasury & Securities Services reported record operating earnings of $177 million, up 22% from the first quarter of 2002 and up 16% from the second quarter of 2001.

•	Credit costs remained high but stable, while nonperforming assets were marginally higher than the first quarter of this year.

Investor Contact:	John Borden (212) 270-7318	Media Contact:	Jon Diat (212)270-5089 Joe Evangelisti (212)270-7438

J.P. Morgan Chase & Co.
News Release

Business segment results

Retail & Middle Market Financial Services had a second consecutive quarter of record revenues and operating earnings. Operating earnings of $686 million were up 29% from the first quarter and up 60% from the second quarter of 2001 driven by strong performances across the consumer credit businesses and middle market. ROE for the second quarter was 26%, compared to 21% last quarter and 19% for the second quarter of 2001.

Operating revenues of $3.50 billion were up 11% from the first quarter and 27% from the second quarter of 2001 driven by continued high production volumes across all consumer businesses and low interest rates. Home Finance revenues were driven by an increase in customer servicing balances and higher mortgage origination and servicing margins impacted by business mix and a strong housing environment as well as better than expected servicing risk management performance resulting from wider spreads. Managed credit card outstandings increased 29% from June 30, 2001 to $49.5 billion due to the Providian acquisition in the first quarter of 2002 and organic growth. There were close to 900,000 new accounts originated during the quarter, the seventh consecutive quarter of additions at this level. Total deposits grew 2% from the first quarter and 12% from the second quarter of 2001.

Operating expenses of $1.67 billion increased by 7% from the first quarter and by 16% from the second quarter of 2001. The increases reflected the impact of higher expenses related to higher volumes. Savings generated by Six Sigma productivity programs continued to partially offset the growth in expenses.

Managed credit costs of $736 million were 1% higher than the first quarter and were 17% higher than the second quarter of 2001, primarily due to increased charge-offs related to the full quarter impact of the Providian credit card portfolio.

The Investment Bank had operating earnings of $485 million in the second quarter, a decline of 35% from the first quarter and 38% lower than the second quarter of 2001. Operating ROE was 10% for the quarter compared to 16% last quarter and 17% for the second quarter of 2001.

Operating revenues of $3.09 billion in the second quarter of 2002 were 14% lower than last quarter and down 17% from the second quarter of 2001.

Trading revenues (including related net interest income) and brokerage commissions of $1.41 billion decreased 28% from the first quarter and were down 23% from the second quarter of 2001. The decline from the first quarter was driven largely by fixed income results, particularly in interest-rate markets and emerging markets. The decline from the second quarter of 2001 was primarily due to lower equity derivatives revenues driven by difficult market conditions.

Investment banking fees totaled $783 million in the second quarter, an increase of 6% from the first quarter but 15% lower than the second quarter of 2001. The increase from the first quarter reflects a 33% increase in equity underwriting fees and flat M&A fees and debt underwriting revenues. Market

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J.P. Morgan Chase & Co.
News Release

share gains in the second quarter included global announced M&A (#1), U.S. and global equity and equity-related (#6), U.S. investment grade bonds (#2) and global loan syndications (#1). [1]

Operating expenses for the second quarter of $2.02 billion decreased by 4% from the first quarter and by 11% from the second quarter of 2001. Operating expenses in the second quarter included $123 million in severance and other costs associated with restructuring programs announced in 2002. This compared to $47 million of such costs in the first quarter. The overhead ratio for the second quarter was 65% compared to 58% in the first quarter and 61% in the second quarter of 2001.

Investment Management & Private Banking had operating earnings of $118 million, down 6% from the first quarter and 2% higher than the second quarter of 2001. Pre-tax margin in the second quarter was 21% compared with 22% last quarter and 19% in the second quarter of 2001.

Operating revenues of $691 million in the second quarter were 5% below the first quarter and 12% lower than the second quarter of 2001. Continued declines in global equity markets valuations and eroding investor activity levels accounted for most of the decreases. Operating expenses of $520 million for the quarter were 5% lower than the first quarter and down 18% from the second quarter of 2001 as a result of continued reductions in compensation and other expenses. Private Banking credit costs were unchanged from the first quarter but increased from the prior year.

Total assets under management at quarter-end of $541 billion were 7% lower than the first quarter and down 11% from the second quarter of 2001. Falling equity prices accounted for most of the year on year declines; outflows from institutional cash management products accounted for the balance. These effects outweighed continued positive flows and a year-over-year increase in assets under management for the retail mutual funds.

Treasury & Securities Services had record operating earnings of $177 million, an increase of 22% from the first quarter and 16% from the second quarter of 2001. Operating ROE for the quarter was 23% compared to 20% in each of the last quarter and the second quarter of 2001.

Operating revenues were $985 million in the second quarter of 2002, up 5% from the first quarter and up 2% from the second quarter of 2001. Revenues in Investor Services were up 9% from the first quarter and were virtually flat compared to the second quarter of 2001. The increase from the first quarter was due to higher custody fees, foreign exchange revenue and securities lending fees. Institutional Trust revenues increased 9% from the first quarter of 2002 due to higher American Depositary Receipt revenues and new business. The 12% increase in Institutional Trust revenues from the second quarter of 2001 reflected the impact of acquisitions and new business wins partially offset by the effect of slower fixed income activity. The impact of lower interest rates on Treasury & Securities Services revenues was largely offset by higher deposits resulting from increased business volumes.

Operating expenses were virtually unchanged from the first quarter and declined 2% from the second quarter of 2001. The business continues to focus on cost containment and improving its overhead ratio, while selectively investing in acquisitions for future growth. The overhead ratio for the second quarter was 72% compared to 76% in each of the first quarter of 2002 and the second quarter of 2001.

[1] Derived from Thomson Financial Securities Data, based on proceeds

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J.P. Morgan Chase & Co.
News Release

JPMorgan Partners had an operating loss of $165 million for the quarter compared to an operating loss of $248 million in the first quarter and an operating loss of $610 million in the second quarter of 2001.

Total net private equity gains were negative $125 million, as compared to negative $255 million in the first quarter and negative $823 million in the second quarter of 2001. The second quarter 2002 results were driven by writedowns and write-offs on private holdings of $216 million and net mark-to-market losses on public securities of $20 million, partially offset by net realized gains of $111 million. Losses were concentrated in telecommunications and technology investments. The private equity market continues to be unsettled, with limited exit opportunities and constrained financing.

Expenses

Operating expenses were $4.97 billion, a 3% decline from the first quarter of this year and a 5% reduction from the second quarter of 2001. Second quarter operating expenses included $162 million in costs related to headcount reductions and other costs associated with restructuring programs announced in 2002. This compared with $106 million of these expenses in the first quarter.

Credit

Commercial net charge-offs in the second quarter of 2002 were $293 million, compared to $320 million in the previous quarter and $212 million in the second quarter of 2001. The charge-off ratio was 1.17% for the second quarter of 2002, 1.27% for the first quarter of 2002 and 0.77% for the second quarter of 2001.

Consumer net charge-offs on a managed basis were $862 million, up from $754 million in the prior quarter and $586 million in the second quarter of 2001. On a managed basis, the credit card net charge-off ratio was 6.42%, compared to 5.87% for the first quarter and 5.54% for the second quarter of 2001. The increase was primarily due to the inclusion of the Providian portfolio for the full quarter. Consumer credit trends continued to improve with positive trends in 30-, 60- and 90-day delinquencies in credit cards and lower delinquencies and low loss ratios in auto and home financing.

Provision for Loan Losses equaled net charge-offs this quarter. The provision for loan losses also equaled net charge-offs in the first quarter of 2002 and the second quarter of 2001.

Total Nonperforming Assets were $4.38 billion at June 30, 2002, which includes $1.13 billion related to the Enron surety receivables and letter of credit. Excluding this amount, which is the subject of litigation with creditworthy entities, nonperforming assets totaled $3.25 billion. This compares to $3.18 billion last quarter and $2.50 billion as of June 30, 2001. The increase from the first quarter of 2002 related primarily to nonperforming telecommunications loans.

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J.P. Morgan Chase & Co.
News Release

Total assets and capital

Total assets as of June 30, 2002 were $741 billion, compared with $713 billion as of both March 31, 2002 and June 30, 2001. The increase from March 31, 2002 was largely driven by growth in trading assets. Commercial loans increased 3%, or $2.9 billion, from the first quarter but fell 7%, or $8.1 billion, from the second quarter of 2001. Managed consumer loans declined by 1% from the first quarter and increased 8% from the second quarter of 2001. The Tier 1 capital ratio was 8.7% at June 30, compared to 8.6% at March 31, 2002 and 8.7% at June 30, 2001.

Other financial information

Special Items in the second quarter of 2002 included $229 million (pre-tax) in merger and restructuring costs, compared to $255 million (pre-tax) in the first quarter of 2002. Special items in the second quarter of 2001 included merger and restructuring costs (pre-tax) of $478 million.

J.P. Morgan Chase & Co. is a leading global financial services firm with assets of $741 billion and operations in more than 50 countries. With relationships with over 99% of the Fortune 1000 companies, the firm is a leader in investment banking, asset management, private banking, private equity, custody and transaction services and retail and middle market financial services. A component of the Dow Jones Industrial Average, JPMorgan Chase is headquartered in New York and serves more than 30 million consumer customers and the world’s most prominent corporate, institutional and government clients. Information about JPMorgan Chase is available on the internet at www.jpmorganchase.com.

JPMorgan Chase will hold a presentation for the investment community on Wednesday, July 17, 2002 at 11:00 a.m. (Eastern Daylight Time) to review second quarter 2002 financial results. A live audio webcast of the presentation will be available on www.jpmorganchase.com. In addition, persons interested in listening to the presentation by telephone may dial in at (973) 872-3100. A telephone replay of the presentation will be available beginning at 1:00 p.m. (EDT) on July 17, 2002 and continuing through 6:00 p.m. (EDT) on July 23, 2002 at (973) 341-3080 pin #3335966. The replay also will be available on www.jpmorganchase.com. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available on the JPMorgan Chase web site (www.jpmorganchase.com).

This press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. These risks and uncertainties could cause our results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties are described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and in the 2001 Annual Report on Form 10-K, each filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov), to which reference is hereby made.

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J.P. MORGAN CHASE & CO. CONSOLIDATED FINANCIAL HIGHLIGHTS (in millions, except per share and ratio data)

					2QTR 2002						YTD 2002
					Over (Under)				YEAR TO DATE		Over (Under)

	2QTR		1QTR	2QTR
	2002		2002	2001	1Q 2002		2Q 2001		2002	2001	2001

OPERATING INCOME STATEMENT(a)(b)
OPERATING REVENUE:

Investment Banking Fees	$785		$755	$929	4%		(16)%		$1,540	$1,870	(18)%

Trading-Related Revenue (Incl. Trading NII)	1,136		1,720	1,594	(34)		(29)		2,856	3,761	(24)

Fees and Commissions	2,745		2,493	2,422	10		13		5,238	4,504	16

Private Equity — Realized Gains (Losses)	(10)		(10)	(46)	—		78		(20)	366	NM

Private Equity — Unrealized Gains (Losses)	(115)		(228)	(783)	50		85		(343)	(1,068)	68

Securities Gains	124		114	67	9		85		238	522	(54)

Other Revenue	273		137	280	99		(3)		410	537	(24)

Net Interest Income (Excl. Trading NII)	2,970		2,938	2,759	1		8		5,908	5,296	12

TOTAL OPERATING REVENUE	7,908		7,919	7,222	—		9		15,827	15,788	—

OPERATING EXPENSE:

Compensation Expense	2,761		2,823	3,026	(2)		(9)		5,584	6,362	(12)

Noncompensation Expense	2,204		2,280	2,188	(3)		1		4,484	4,381	2

TOTAL OPERATING EXPENSE	4,965		5,103	5,214	(3)		(5)		10,068	10,743	(6)

Credit Costs	1,155		1,074	798	8		45		2,229	1,486	50

Operating Income before Taxes	1,788		1,742	1,210	3		48		3,530	3,559	(1)

Income Taxes	609		592	424	3		44		1,201	1,246	(4)

OPERATING EARNINGS	$1,179		$1,150	$786	3		50		$2,329	$2,313	1

Special Items & Change in Acctng Principle	(151)		(168)	(312)	10		52		(319)	(549)	42

Amortization of Goodwill, Net of Taxes(c)	—		—	(96)	NM		NM		—	(187)	NM

NET INCOME	$1,028		$982	$378	5		172		$2,010	$1,577	27

OPERATING BASIS

Diluted Earnings per Share	$0.58		$0.57	$0.38	2		53		$1.15	$1.12	3

Shareholder Value Added	(57)		(59)	(481)	3		88		(116)	(196)	41

Return on Managed Assets	0.62%		0.63%	0.42%	(1	)bp	20	bp	0.63%	0.62%	1	bp

Return on Common Equity	11.4		11.4	7.4	—		400		11.4	11.0	40

Overhead Ratio	63		64	72	(100)		(900)		64	68	(400)

Common Dividend Payout Ratio	59		60	89	(100)		(3,000)		60	60	—

Compensation Exp. as a % of Revenue	35		36	42	(100)		(700)		35	40	(500)

Noncompensation Exp. as a % of Revenue	28		29	30	(100)		(200)		28	28	—

NET INCOME PER COMMON SHARE

Basic	$0.51		$0.49	$0.18	4%		183%		$1.00	$0.78	28%

Diluted	0.50		0.48	0.18	4		178		0.99	0.76	30

COMMON SHARES OUTSTANDING

Basic Average Shares Outstanding	1,982.6		1,978.2	1,978.4	—		—		1,980.4	1,972.6	—

Diluted Average Shares Outstanding	2,016.0		2,005.8	2,033.6	1		(1)		2,011.0	2,033.0	(1)

Common Shares Outstanding — Period End	1,993.4		1,990.2	1,989.2	—		—		1,993.4	1,989.2	—

CASH DIVIDENDS DECLARED PER SHARE	$0.34		$0.34	$0.34	—		—		$0.68	$0.68	—

BOOK VALUE PER SHARE	20.93		20.16	20.81	4		1

CAPITAL RATIOS

Tier I Capital Ratio	8.7	%(d)	8.6%	8.7%	10	bp	—	bp

Total Capital Ratio	12.6	(d)	12.5	12.2	10		40

Tier I Leverage	5.4	(d)	5.4	5.4	—		—

Note: Prior periods have been restated to conform with current methodologies.

(a)	See page 10 for a reconciliation between reported results and operating results.

(b)	In the first quarter of 2002, the Firm implemented EITF 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred (Formerly EITF Abstracts, Topic D-103).” Consequently, prior period amounts have been restated.

(c)	Reported net income for 2002 reflects the adoption of SFAS 142 and, accordingly, the Firm ceased amortizing goodwill effective January 1, 2002. There was no impairment of goodwill upon adoption of SFAS 142. Previously reported operating earnings for 2001 have been adjusted by adding back amortization of goodwill to make 2001 results comparable to 2002.

(d)	Estimated

bp — Denotes basis points; 100 bp equals 1%

NM — Not meaningful

J.P. MORGAN CHASE & CO
LINES OF BUSINESS FINANCIAL HIGHLIGHTS SUMMARY
(in millions, except per share and ratio data)

				2QTR 2002						YTD 2002
				Over (Under)				YEAR TO DATE		Over (Under)
	2QTR	1QTR	2QTR
	2002	2002	2001	1Q 2002		2Q 2001		2002	2001	2001

OPERATING REVENUE

Investment Bank	$3,093	$3,608	$3,711	(14)%		(17)%		$6,701	$8,034	(17)%

Treasury & Securities Services	985	934	962	5		2		1,919	1,915	—

Investment Management & Private Banking	691	729	789	(5)		(12)		1,420	1,592	(11)

Retail & Middle Market Financial Services	3,504	3,154	2,769	11		27		6,658	5,448	22

Corporate (a)	(186)	(203)	(123)	8		(51)		(389)	(402)	3

OPERATING REVENUE EXCL. JPMP	8,087	8,222	8,108	(2)		—		16,309	16,587	(2)

JPMorgan Partners	(179)	(303)	(886)	41		80		(482)	(799)	40

OPERATING REVENUE (b)	$7,908	$7,919	$7,222	—		9		$15,827	$15,788	—

EARNINGS

Investment Bank	$485	$750	$785	(35)		(38)		$1,235	$1,812	(32)

Treasury & Securities Services	177	145	152	22		16		322	314	3

Investment Management & Private Banking	118	125	116	(6)		2		243	217	12

Retail & Middle Market Financial Services	686	533	428	29		60		1,219	854	43

Corporate (a)	(122)	(155)	(85)	21		(44)		(277)	(270)	(3)

OPERATING EARNINGS EXCL. JPMP	1,344	1,398	1,396	(4)		(4)		2,742	2,927	(6)

JPMorgan Partners	(165)	(248)	(610)	33		73		(413)	(614)	33

OPERATING EARNINGS (b)	1,179	1,150	786	3		50		2,329	2,313	1

Special Items & Change in Acctng Principle	(151)	(168)	(312)	10		52		(319)	(549)	42

Amortization of Goodwill, Net of Taxes	—	—	(96)	NM		NM		—	(187)	NM

NET INCOME (b)	$1,028	$982	$378	5		172		$2,010	$1,577	27

EARNINGS PER SHARE — DILUTED

OPERATING EARNINGS EXCL. JPMP	$0.66	$0.69	$0.68	(4)		(3)		$1.35	$1.42	(5)

Impact of JPMP	(0.08)	(0.12)	(0.30)	33		73		(0.20)	(0.30)	33

OPERATING EARNINGS (b)	0.58	0.57	0.38	2		53		1.15	1.12	3

Special Items & Change in Acctng Principle	(0.08)	(0.09)	(0.15)	11		47		(0.16)	(0.27)	41

Amortization of Goodwill, Net of Taxes	—	—	(0.05)	NM		NM		—	(0.09)	NM

NET INCOME (b)	$0.50	$0.48	$0.18	4		178		$0.99	$0.76	30

OPERATING RETURN ON COMMON EQUITY

Investment Bank	10.4%	15.9%	16.7%	(550	)bp	(630	)bp	13.2%	18.7%	(550	)bp

Treasury & Securities Services	22.9	19.8	19.8	310		310		21.4	21.2	20

Investment Management & Private Banking	7.8	8.4	7.3	(60)		50		8.1	6.7	140

Retail & Middle Market Financial Services	26.0	20.9	18.5	510		750		23.5	18.9	460

OPERATING RETURN ON COMMON EQUITY (b)	11.4	11.4	7.4	—		400		11.4	11.0	40

(a)	Includes Support Units and the effects remaining at the corporate level after the implementation of management accounting policies.
(b)	Represents consolidated JPMorgan Chase.

J.P. MORGAN CHASE & CO. CONSOLIDATED BALANCE SHEET (in millions)

				Jun 30, 2002
	Jun 30th	Mar 31st	Jun 30th	Over (Under)

	2002	2002	2001	Mar 31, 02	Jun 30, 01

ASSETS

Cash and Due from Banks	$21,878	$22,637	$24,219	(3)%	(10)%

Deposits with Banks	10,517	9,691	11,903	9	(12)

Federal Funds Sold and Securities Purchased under Resale Agreements	71,740	76,719	61,308	(6)	17

Securities Borrowed	48,429	40,880	38,296	18	26

Trading Assets:

Debt and Equity Instruments	159,746	144,992	139,135	10	15

Derivative Receivables	69,858	63,224	68,910	10	1

Securities	64,526	61,225	68,488	5	(6)

Loans (Net of Allowance for Loan Losses)	207,080	209,541	216,245	(1)	(4)

Goodwill	8,089	8,055	8,640	—	(6)

Other Intangibles:

Mortgage Servicing Rights	5,689	6,918	7,073	(18)	(20)

Purchased Credit Card Relationships	1,426	1,508	568	(5)	151

All Other Intangibles	313	327	74	(4)	NM

Private Equity Investments	8,229	8,553	9,855	(4)	(16)

Other Assets	63,026	58,238	57,988	8	9

TOTAL ASSETS	$740,546	$712,508	$712,702	4	4

LIABILITIES

Deposits	$293,829	$282,037	$276,804	4	6

Federal Funds Purchased and Securities Sold under Repurchase Agreements	162,656	152,837	155,062	6	5

Commercial Paper	14,561	23,726	19,985	(39)	(27)

Other Borrowed Funds	17,352	16,968	18,418	2	(6)

Trading Liabilities:

Debt and Equity Instruments	67,952	71,141	53,571	(4)	27

Derivative Payables	55,575	44,997	62,373	24	(11)

Accounts Payable and Other Liabilities (Including the Allowance for Credit Losses)	38,083	36,910	38,157	3	—

Long-Term Debt	42,363	37,322	40,917	14	4

Guaranteed Preferred Beneficial Interests in the Firm’s Junior Subordinated Deferrable Interest Debentures	5,439	5,439	4,439	—	23

TOTAL LIABILITIES	697,810	671,377	669,726	4	4

PREFERRED STOCK OF SUBSIDIARY	—	—	550	NM	NM

STOCKHOLDERS’ EQUITY

Preferred Stock	1,009	1,009	1,025	—	(2)

Common Stock	2,020	2,016	1,990	—	2

Capital Surplus	13,111	12,783	12,000	3	9

Retained Earnings	27,605	27,278	28,265	1	(2)

Accumulated Other Comprehensive Income (Loss)	79	(909)	(834)	NM	NM

Treasury Stock, at Cost	(1,088)	(1,046)	(20)	(4)	NM

TOTAL STOCKHOLDERS’ EQUITY	42,736	41,131	42,426	4	1

TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY AND STOCKHOLDERS’ EQUITY	$740,546	$712,508	$712,702	4	4

Note: Prior periods have been restated to conform with current methodologies.

J.P. MORGAN CHASE & CO. CREDIT-RELATED INFORMATION (in millions, except ratios)

					Jun 30, 2002
	Jun 30th		Mar 31st	Jun 30th	Over (Under)

	2002		2002	2001	Mar 31, 02		Jun 30, 01

CREDIT-RELATED ASSETS:

Commercial Loans	$104,701		$101,752	$112,790	3%		(7)%

Derivative and FX Contracts	69,858		63,224	68,910	10		1

Total Commercial Credit-Related Assets (a)	174,559		164,976	181,700	6		(4)

Managed Consumer Loans (b)	134,884		136,019	124,881	(1)		8

Total Managed Credit-Related Assets	$309,443		$300,995	$306,581	3		1

NET CHARGE-OFFS: (c)

Commercial Loans	$293		$320	$212	(8)		38

Credit Card — Managed (b)	767		658	507	17		51

All Other Consumer	95		96	79	(1)		20

Managed Consumer Loans	862		754	586	14		47

Total Managed Net Charge-offs	$1,155		$1,074	$798	8		45

NET CHARGE-OFF RATES — ANNUALIZED:

Total Commercial Loans	1.17%		1.27%	0.77%	(10	)bp	40	bp

Credit Card — Managed	6.42		5.87	5.54	55		88

Total Managed Loans	1.96		1.82	1.37	14		59

NONPERFORMING ASSETS:

Commercial Loans	$2,512		$2,359	$1,890	6%		33%

Derivative and FX Contracts	144		155	88	(7)		64

Consumer Loans	450		534	401	(16)		12

Assets Acquired in Loan Satisfactions	142		130	119	9		19

Total	3,248		3,178	2,498	2		30

Other Receivables (d)	1,130		1,130	—	—		NM

Total Nonperforming Assets	$4,378	(e)	$4,308	$2,498	2		75

SELECTED COUNTRY TOTAL EXPOSURE
(in billions)

Argentina	$0.4	(f)	$0.5	$1.4	(20)		(71)

Brazil	2.1	(f)	2.7	2.8	(22)		(25)

Turkey	0.1	(f)	0.1	0.2	—		(50)

Venezuela	0.3	(f)	0.2	0.5	50		(40)

(a)	Excludes unfunded commercial lending-related commitments totaling $241 billion at June 30, 2002, $243 billion at March 31, 2002 and $257 billion at June 30, 2001. Unused advised lines of credit totaling $18 billion at June 30, 2002, $19 billion at March 31, 2002 and $21 billion at June 30, 2001 are included within these unfunded commitments.

(b)	Includes credit card receivables that have been securitized.

(c)	Net charge-offs are presented for the quarter ended as of the date indicated.

(d)	This amount relates to the Enron-related surety receivables and letter of credit, which are the subject of litigation with credit-worthy entities. These receivables are classified in Other Assets at June 30, 2002.

(e)	Nonperforming assets have not been reduced for credit protection (single name credit default swaps and collateralized loan obligations) aggregating $37 million related to nonperforming counterparties. Nonperforming assets exclude nonaccrual loans held for sale (“HFS”) of $126 million, including $44 million of nonaccrual residential mortgages transferred to the HFS portfolio after recording charge-offs of $15 million during the second quarter of 2002. HFS loans are carried at lower of cost or market and declines in value are recorded in Other Revenue.

(f)	Estimated

J.P. MORGAN CHASE & CO. RECONCILIATION OF REPORTED TO OPERATING RESULTS (in millions, except per share data)

	SECOND QUARTER 2002				SECOND QUARTER 2001

	REPORTED	CREDIT	SPECIAL	OPERATING	REPORTED	CREDIT	SPECIAL	AMORTIZATION	OPERATING
	RESULTS	CARD	ITEMS	BASIS	RESULTS	CARD	ITEMS	OF GOODWILL	BASIS
	(a)	(b)	(c)		(a)	(b)	(c)	(d)

INCOME STATEMENT

Revenue	$7,574	$334	$—	$7,908	$6,949	$273	$—	$—	$7,222

Expense	4,873	—	—	4,873	5,178	—	—	—	5,178

Amortization of Intangibles	92	—	—	92	183	—	—	(147)	36

Operating Margin	2,609	334	—	2,943	1,588	273	—	147	2,008

Credit Costs	821	334	—	1,155	525	273	—	—	798

Income before Merger and Restructuring Costs	1,788	—	—	1,788	1,063	—	—	147	1,210

Merger and Restructuring Costs	229	—	(229)	—	478	—	(478)	—	—

Income before Tax Expense	1,559	—	229	1,788	585	—	478	147	1,210

Tax Expense	531	—	78	609	207	—	166	51	424

Net Income	$1,028	$—	$151	$1,179	$378	$—	$312	$96	$786

NET INCOME PER SHARE

Basic	$0.51			$0.59	$0.18				$0.39

Diluted	0.50			0.58	0.18				0.38

	YEAR TO DATE 2002				YEAR TO DATE 2001

	REPORTED	CREDIT	SPECIAL	OPERATING	REPORTED	CREDIT	SPECIAL	AMORTIZATION	OPERATING
	RESULTS	CARD	ITEMS	BASIS	RESULTS	CARD	ITEMS	OF GOODWILL	BASIS
	(a)	(b)	(c)		(a)	(b)	(c)	(d)

INCOME STATEMENT

Revenue	$15,172	$655	$—	$15,827	$15,274	$514	$—	$—	$15,788

Expense	9,907	—	—	9,907	10,671	—	—	—	10,671

Amortization of Intangibles	161	—	—	161	360	—	—	(288)	72

Operating Margin	5,104	655	—	5,759	4,243	514	—	288	5,045

Credit Costs	1,574	655	—	2,229	972	514	—	—	1,486

Income before Merger and Restructuring Costs	3,530	—	—	3,530	3,271	—	—	288	3,559

Merger and Restructuring Costs	484	—	(484)	—	806	—	(806)	—	—

Income before Tax Expense	3,046	—	484	3,530	2,465	—	806	288	3,559

Tax Expense	1,036	—	165	1,201	863	—	282	101	1,246

Income before Effect of Acctng Change	2,010	—	319	2,329	1,602	—	524	187	2,313

Net Effect of Change in Acctng Principle	—	—	—	—	(25)	—	25	—	—

Net Income	$2,010	$—	$319	$2,329	$1,577	$—	$549	$187	$2,313

NET INCOME PER SHARE

Basic	$1.00			$1.16	$0.78 (e)				$1.15

Diluted	0.99			1.15	0.76 (e)				1.12

(a)	Represents condensed results as reported in JPMorgan Chase’s financial statements.

(b)	This column excludes the impact of credit card securitizations. For receivables that have been securitized, amounts that would have been reported as net interest income and as provision for loan losses are instead reported as components of noninterest revenue.

(c)	Includes merger and restructuring costs and special items. The 2002 second quarter and year to date includes $229 million and $484 million, respectively, in merger and restructuring expenses. The 2001 second quarter and year to date includes $478 million and $806 million, respectively, in merger and restructuring expenses.

(d)	Reported net income for 2002 reflects the adoption of SFAS 142 and, accordingly, the Firm ceased amortizing goodwill effective January 1, 2002. There was no impairment of goodwill upon adoption of SFAS 142. Previously reported operating earnings for 2001 have been adjusted by adding back amortization of goodwill to make 2001 results comparable to 2002.

(e)	Includes the effect of the accounting change. Excluding the accounting change, basic and diluted net income per share were $0.79 and $0.77, respectively.